Exhibit 99.1
NEWS RELEASE

INVUITY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

SAN FRANCISCO, February 13th, 2018 - Invuity, Inc. (NASDAQ:IVTY), a leading medical technology company focused on minimal access surgery, today announces financial results for the three months and year ended December 31, 2017.

Q4 and full year 2017 Highlights

•	Fourth quarter 2017 revenue grew 20% to $11.2 million compared to revenue of $9.4 million in the fourth quarter of 2016.
•	Full year 2017 revenue grew 22% to $39.6 million compared to revenue of $32.5 million in 2016.
•	Disposable revenue in the fourth quarter of 2017 grew 30% to $9.5 million compared to $7.3 million in the fourth quarter of 2016.
•	Disposable revenue in the full year 2017 grew 32% to $32.3 million compared to revenue of $24.5 million in 2016.
•	PhotonBlade® revenue, which is a component of disposable revenue, was $1.3 million in the fourth quarter.

“We saw a strong debut of PhotonBlade in its first full quarter of launch, which combined with the growth of our other disposable products, resulted in 30% growth in disposable revenue. In addition, I am pleased to report that we made our first commercial sales of the Adapt Waveguide™ in the quarter. The Adapt is a flexible waveguide that can be used in conjunction with a variety of specialized retractors, increasing the number of procedures available to us and broadening our appeal in key surgical specialties, particularly gynecology,” said President and Chief Executive Officer Philip Sawyer. “We believe we are well positioned for strong growth in 2018.”

Financial Results

Revenue was $11.2 million in the fourth quarter of 2017, up 20% from revenue of $9.4 million in the fourth quarter of 2016 driven by strong market acceptance of PhotonBlade and continued growth of the company’s other disposable products. For the 2017 full year, revenue was $39.6 million, an increase of 22% over revenue of $32.5 million in 2016.

Disposable revenue was $9.5 million in the fourth quarter of 2017, up 30% from revenue of $7.3 million in the fourth quarter of 2016. For the 2017 full year, revenue was $32.3 million, a 32% increase over revenue of $24.5 million in 2016. Disposable revenue comes from the sale of our single use devices; waveguides that are attached to our retractors, illuminated aspirators – both Yankauer and Frazier designs – and most recently the addition of PhotonBlade. These revenues are driven by per procedure adoption and represent the primary driver of our growth.

Gross margin for the fourth quarter was 66.7%. This is in line with the expectations we set on our last conference call when we discussed the impact that meaningful PhotonBlade sales and ongoing limited sales of PhotonVue® would have on gross margin. Gross margin was 74.3% for the same period in 2016. For the 2017 full year, gross margin was 70.5% in 2017, compared to 72.8% in 2016.

Total operating expenses for the fourth quarter and full year 2017 were $14.1 million and $63.1 million, respectively compared to $16.0 million and $62.3 million in the prior year periods.

The net loss for the fourth quarter of 2017 was $7.4 million, or $0.43 loss per share, compared to a net loss of $9.6 million, or $0.56 loss per share, for the fourth quarter of 2016. The net loss for full-year 2017 was $39.9 million, or $2.34 loss per share, compared to $40.6 million, or $2.73 loss per share, for 2016.

The Company's balance sheet as of December 31, 2017, included total cash, cash equivalents and short-term investments of $21.0 million.

Business Outlook

For fiscal 2018 Invuity expects revenue to exceed $46 million. The Company expects disposable revenue to grow in excess of 25% in 2018.

Conference Call

Invuity's management will discuss the Company's financial results for the fourth quarter ended and full year ended December 31, 2017, and provide a general business update during a conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today, February 13, 2018. To join the live call, participants may dial 1-877- 556-8638 (U.S.) or 1-615-247-0174 (International), Conference ID: 4988156. To listen to the live call via Invuity's website, go to www.invuity.com, in the Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call for a period of 90 days in the Events & Presentations section of the website.

About Invuity®

Invuity, Inc. is a leading medical technology company focused on developing and marketing advanced surgical devices to improve the ability of physicians to perform minimal access surgery through smaller and hidden incisions. The company's patented Intelligent Photonics™ technology delivers enhanced visualization which facilitates surgical precision, efficiency and safety. In addition, the company utilizes comprehensive strategic marketing programs to create stronger institutional partnerships. Clinical applications include women’s health, encompassing breast cancer and breast reconstruction surgery, gynecology and thyroid surgery.  Additional applications include procedures for electrophysiology, spine, orthopedic, cardiothoracic, and general surgery. Invuity is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding financial projections for 2018.  Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company's devices; the Company's ability to demonstrate to and gain approval from hospitals to use the Company's devices; the highly competitive business environment for surgical medical devices; the Company's ability to sell its devices at prices that support its current business strategies; the adequacy of the Company’s existing cash resources and funding requirements; difficulty forecasting future financial performance; protection of the Company's intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.

CONTACT:

Company Contact:

Jim Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2129

Investors:

Mark Klausner

Westwicke Partners

443-213-0501

irdept@invuity.com

INVUITY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue	$11,228	$9,356	$39,619	$32,461
Cost of goods sold	3,739	2,409	11,741	8,824
Gross profit	7,489	6,947	27,878	23,637
Operating expenses:
Research and development	1,853	2,496	9,018	9,908
Selling, general and administrative	12,272	13,524	54,119	52,409
Total operating expenses	14,125	16,020	63,137	62,317
Loss from operations	(6,636)	(9,073)	(35,259)	(38,680)
Interest expense	(811)	(505)	(2,370)	(2,018)
Interest income	61	42	222	133
Other income (expense), net	(21)	(14)	(208)	(44)
Loss on extinguishment of debt	—	—	(2,303)	—
Net loss and comprehensive loss	$(7,407)	$(9,550)	$(39,918)	$(40,609)
Net loss per common share, basic and diluted	$(0.43)	$(0.56)	$(2.34)	$(2.73)
Weighted-average shares used to compute net loss per common share, basic and diluted	17,154,060	16,930,612	17,051,037	14,868,501

Condensed Balance Sheets

as of December 31, 2017 and December 31, 2016

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2017	2016
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$17,962	$28,300
Short-term investments	3,040	10,737
Restricted cash - current	181	181
Accounts receivable, net	7,421	5,782
Inventory	7,436	5,052
Prepaid expenses and other current assets	1,274	1,088
Total current assets	37,314	51,140
Restricted cash	727	909
Property and equipment, net	7,169	8,286
Other long-term assets	285	—
Total assets	$45,495	$60,335
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,598	$2,192
Accrued and other current liabilities	5,179	6,351
Short-term debt	5,859	1,362
Total current liabilities	14,636	9,905
Deferred rent	2,569	2,721
Deferred Revenue - LT	36	—
Long-term debt	29,116	13,261
Total liabilities	46,357	25,887
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value—10,000,000 shares authorized at December 31, 2017 and December 31, 2016, no shares issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value—100,000,000 shares authorized at December 31, 2017 and December 31, 2016 17,179,258 and 16,950,940 shares issued and outstanding at December 31, 2017 and December 31, 2016	17	17
Additional paid-in capital	185,255	180,647
Accumulated deficit	(186,134)	(146,216)
Total stockholders’ equity	(862)	34,448
Total liabilities and stockholders’ equity	$45,495	$60,335